Exhibit 10.12

Confidential

SUBSCRIPTION AGREEMENT

Chelsea Worldwide Inc.
11 Marshall Road, Suite 1L

Wappingers Falls, New York 12590

Ladies and Gentlemen:

This Subscription Agreement (this “Subscription Agreement”) is being entered into as of the date set forth on the signature page hereto, by and between Chelsea Worldwide Inc., a Delaware corporation (the “Company”), and the undersigned subscriber (the “Investor”), in connection with the Merger Agreement, dated as of the date hereof (as may be amended, supplemented or otherwise modified from time to time, the “Transaction Agreement”), by and among the Company, Clene Nanomedicine, Inc., a Delaware corporation (the “Clene”), Fortis Advisors LLC, a Delaware limited partnership, Tottenham Acquisition I Ltd., a British Virgin Islands company wholly owning the Company (the “Parent”) and Creative Worldwide Inc., a Delaware corporation and wholly-owned subsidiary of the Company (“Merger Sub”), pursuant to which, among other things, (i) the Parent will reincorporate to the state of Delaware by merging with and into the Company with the Company remaining as the surviving publicly traded entity (the “Reincorporation Merger”) and (ii) immediately after the Reincorporation Merger, the Merger Sub will be merged with and into Clene with Clene being the surviving company in the merger and, after giving effect to such merger, will become a wholly owned subsidiary of the Company (the “Acquisition Merger”), on the terms and subject to the conditions therein (the transactions contemplated by the Transaction Agreement, including the Reincorporation Merger and the Acquisition Merger, being the “Transaction”).

In connection with the Transaction, the Company is seeking commitments from interested investors to purchase, prior to the closing of the Transaction, shares of the Company’s common stock, par value $0.0001 per share (the “Shares”), in a private placement for a purchase price of $10.00 per share. The aggregate purchase price to be paid by the Investor for the subscribed Shares (as set forth on the signature page hereto) is referred to herein as the “Subscription Amount.”

In connection therewith, and in consideration of the foregoing and the mutual representations, warranties and covenants, and subject to the conditions, set forth herein, and intending to be legally bound hereby, each of the Investor and the Company acknowledges and agrees as follows:

1. Subscription.

a. The Investor hereby irrevocably subscribes for and agrees to purchase from the Company the number of Shares set forth on the signature page of this Subscription Agreement on the terms and subject to the conditions provided for herein. The Investor acknowledges and agrees that the Company reserves the right to accept or reject the Investor’s subscription for the Shares for any reason or for no reason, in whole or in part, at any time prior to its acceptance, and the same shall be deemed to be accepted by the Company only when this Subscription Agreement is signed by a duly authorized person by or on behalf of the Company; the Company may do so in counterpart form.

b. At the time of the closing of the sale of the Shares contemplated hereby (the “Closing”), in addition to the Shares, the Company will issue to the Investor a number of warrants (“Warrants”) to purchase a number of Shares equal to one-half (1/2) of the number of Shares subscribed to hereunder. The Warrants will be substantially in the form attached hereto as Exhibit A and will entitle the holder thereof to purchase each share at an exercise price of $0.01 per Share.

2. Closing. The Closing is contingent upon the substantially concurrent consummation of the Transaction. The Closing shall occur on the date of, and substantially concurrently with and conditioned upon the effectiveness of, the Transaction. Upon (a) satisfaction or waiver of the conditions set forth in Section 3 below and (b) delivery of written notice from (or on behalf of) the Company to the Investor (the “Closing Notice”), that the Company reasonably expects all conditions to the closing of the Transaction to be satisfied or waived on a date that is not less than five (5) business days from the date on which the Closing Notice is delivered to the Investor, the Investor shall deliver to the Company, three (3) business days prior to the closing date specified in the Closing Notice (the “Closing Date”), the Subscription Amount by wire transfer of United States dollars in immediately available funds to the account(s) specified by the Company in the Closing Notice. On the Closing Date, the Company shall issue a number of Shares to the Investor set forth on the signature page to this Subscription Agreement, the applicable number of Warrants, and shall subsequently cause such Shares to be registered in book entry form in the name of the Investor on the Company’s share register; provided, however, that the Company’s obligation to issue the Shares and the Warrants to the Investor is contingent upon the Company having received the Subscription Amount in full accordance with this Section 2. For purposes of this Subscription Agreement, “business day” shall mean a day, other than a Saturday or Sunday, on which commercial banks in New York, New York are open for the general transaction of business.

3. Closing Conditions.

a. The obligation of the parties hereto to consummate the purchase and sale of the Shares pursuant to this Subscription Agreement is subject to the following conditions:

(i) no applicable governmental authority shall have enacted, issued, promulgated, enforced or entered any judgment, order, law, rule or regulation (whether temporary, preliminary or permanent) which is then in effect and has the effect of making consummation of the transactions contemplated hereby illegal or otherwise restraining or prohibiting consummation of the transactions contemplated hereby; and

(ii) all conditions precedent to the closing of the Transaction under the Transaction Agreement shall have been satisfied or waived (as determined by the parties to the Transaction Agreement and other than those conditions under the Transaction Agreement which, by their nature, are to be fulfilled at the closing of the Transaction, including to the extent that any such condition is dependent upon the consummation of the purchase and sale of the Shares pursuant to this Subscription Agreement).

b. The obligation of the Company to consummate the issuance and sale of the Shares and Warrants pursuant to this Subscription Agreement shall be subject to the condition that all representations and warranties of the Investor contained in this Subscription Agreement are true and correct in all material respects (other than representations and warranties that are qualified as to materiality or Material Adverse Effect, which representations and warranties shall be true in all respects) at and as of the Closing Date, and consummation of the Closing shall constitute a reaffirmation by the Investor of each of the representations and warranties of the Investor contained in this Subscription Agreement as of the Closing Date.

c. The obligation of the Investor to consummate the purchase of the Shares pursuant to this Subscription Agreement shall be subject to the condition that all representations and warranties of the Company contained in this Subscription Agreement shall be true and correct in all material respects (other than representations and warranties that are qualified as to materiality or Material Adverse Effect (as defined herein), which representations and warranties shall be true in all respects) at and as of the Closing Date, and consummation of the Closing shall constitute a reaffirmation by the Company of each of the representations and warranties of the Company contained in this Subscription Agreement as of the Closing Date.

4. Further Assurances. The parties hereto shall execute and deliver such additional documents and take such additional actions as the parties reasonably may deem to be practical and necessary in order to consummate the subscription as contemplated by this Subscription Agreement and the Transaction.

5. Company Representations and Warranties. The Company represents and warrants to the Investor that:

a. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware. The Company has all corporate power and authority to own, lease and operate its properties and conduct its business as presently conducted and to enter into, deliver and perform its obligations under this Subscription Agreement.

b. As of the Closing Date, the Shares will be duly authorized and, when issued and delivered to the Investor against full payment therefor in accordance with the terms of this Subscription Agreement, the Shares will be validly issued, fully paid and non-assessable and will not have been issued in violation of or subject to any preemptive or similar rights created under the Company’s certificate of incorporation (as amended to the Closing Date) or under the General Corporation Law of the State of Delaware.

c. This Subscription Agreement has been duly authorized, executed and delivered by the Company and, assuming that this Subscription Agreement constitutes the valid and binding agreement of the Investor, this Subscription Agreement is enforceable against the Company in accordance with its terms, except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally, or (ii) principles of equity, whether considered at law or equity.

d. The issuance and sale of the Shares and the Warrants and the compliance by the Company with all of the provisions of this Subscription Agreement and the consummation of the transactions contemplated herein will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of the Company or any of its subsidiaries pursuant to the terms of (i) any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company is subject that would reasonably be expected to have a material adverse effect on the business, financial condition or results of operations of the Company and its subsidiaries, taken as a whole (a “Material Adverse Effect”) or materially affect the validity of the Shares or the legal authority of the Company to comply in all material respects with the terms of this Subscription Agreement; (ii) result in any violation of the provisions of the organizational documents of the Company; or (iii) result in any violation of any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over the Company or any of their properties that would reasonably be expected to have a Material Adverse Effect or materially affect the validity of the Shares or the legal authority of the Company to comply in all material respects with this Subscription Agreement.

6. Clene Representations and Warranties. Clene represents and warrants to the Investor that:

a. The Financial Statements (i) comply as to form in all material respects with the published rules and regulations of the SEC with respect thereto as of their respective dates; (ii) were prepared in accordance with United States generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved; and (iii) fairly present in all material respects the consolidated financial position and the results of operations, changes in stockholders’ deficit, and cash flows of Clene and its consolidated subsidiaries as of the respective dates of and for the periods referred to in such financial statements, subject, in the case of unaudited interim financial statements, to normal and year-end audit adjustments as permitted by GAAP and the applicable rules and regulations of the SEC (but only if the effect of such adjustments would not, individually or in the aggregate, be material). “Financial Statements” means (i) the audited Consolidated Balance Sheets of Clene as of December 31, 2019 and 2018, the Consolidated Statements of Operation and Comprehensive Loss for the years ended December 31, 2019 and 2018, the Consolidated Statements of Redeemable Convertible Preferred Stock and Stockholders’ Deficit as of December 31, 2019 and 2018 and the Consolidated Statements of Cash Flows for the years ended December 31, 2019 and 2018 and (ii) the unaudited Consolidated Balance Sheets of Clene as of September 30, 2020 and December 31, 2019, the Consolidated Statements of Operation and Comprehensive Loss for the nine months ended September 30, 2020 and 2019, the Consolidated Statements of Redeemable Convertible Preferred Stock and Stockholders’ Deficit as of September 30, 2020 and 2019 and the Consolidated Statements of Cash Flows for the nine months ended September 30, 2020 and 2019, in each case as included in the Form S-4 filed by Chelsea Worldwide Inc. on December 7, 2020 (No. 333-248703).

7. Investor Representations and Warranties. The Investor represents and warrants to the Company that:

a. The Investor (i) is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”)) or an institutional “accredited investor” (within the meaning of Rule 501(a) under the Securities Act), in each case, satisfying the applicable requirements set forth on Schedule A, (ii) is acquiring the Shares only for his, her or its own account and not for the account of others, or if the Investor is subscribing for the Shares as a fiduciary or agent for one or more investor accounts, the Investor has full investment discretion with respect to each such account, and the full power and authority to make the acknowledgements, representations and agreements herein on behalf of each owner of each such account, and (iii) is not acquiring the Shares with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act (and shall provide the requested information set forth on Schedule A). The Investor is not an entity formed for the specific purpose of acquiring the Shares and is an “institutional account” as defined by FINRA Rule 4512(c).

b. The Investor acknowledges and agrees that the Shares are being offered in a transaction not involving any public offering within the meaning of the Securities Act and that the Shares have not been registered under the Securities Act. The Investor acknowledges and agrees that the Shares may not be offered, resold, transferred, pledged or otherwise disposed of by the Investor absent an effective registration statement under the Securities Act except (i) to the Company or a subsidiary thereof, (ii) to non-U.S. persons pursuant to offers and sales that occur outside the United States within the meaning of Regulation S under the Securities Act or (iii) pursuant to another applicable exemption from the registration requirements of the Securities Act, and in each case in accordance with any applicable securities laws of the states of the United States and other jurisdictions , and that any certificates representing the Shares shall contain a restrictive legend to such effect. The Investor acknowledges and agrees that the Shares will be subject to transfer restrictions and, as a result of these transfer restrictions, the Investor may not be able to readily offer, resell, transfer, pledge or otherwise dispose of the Shares and may be required to bear the financial risk of an investment in the Shares for an indefinite period of time. The Investor acknowledges and agrees that the Shares will not be eligible for offer, resale, transfer, pledge or disposition pursuant to Rule 144 promulgated under the Securities Act until at least one year from the Closing Date. The Investor acknowledges and agrees that it has been advised to consult legal counsel prior to making any offer, resale, transfer, pledge or disposition of any of the Shares.

c. The Investor acknowledges and agrees that the Investor is purchasing the Shares from the Company. The Investor further acknowledges that there have been no representations, warranties, covenants and agreements made to the Investor by or on behalf of the Company, Clene, any of their respective affiliates or any control persons, officers, directors, employees, partners, agents or representatives of any of the foregoing or any other person or entity, expressly or by implication, other than those representations, warranties, covenants and agreements of the Company expressly set forth in Section 5 of this Subscription Agreement.

d. The Investor’s acquisition and holding of the Shares and the Warrants will not constitute or result in a non-exempt prohibited transaction under Section 406 of the Employee Retirement Income Security Act of 1974, as amended, Section 4975 of the Internal Revenue Code of 1986, as amended, or any applicable similar law.

e. The Investor acknowledges and agrees that the Investor has received such information as the Investor deems necessary in order to make an investment decision with respect to the Shares, including, with respect to the Company, the Transaction and the business of Clene and its subsidiaries. Without limiting the generality of the foregoing, the Investor acknowledges that he, she or it has reviewed the Company’s filings with the U.S. Securities and Exchange Commission (the “SEC”). The Investor acknowledges and agrees that the Investor and the Investor’s professional advisor(s), if any, have had the full opportunity to ask such questions, receive such answers and obtain such information as the Investor and such Investor’s professional advisor(s), if any, have deemed necessary to make an investment decision with respect to the Shares.

f. The Investor became aware of this offering of the Shares and the Warrants solely by means of direct contact between the Investor and the Company, Clene or a representative of the Company or Clene, and the Shares were offered to the Investor solely by direct contact between the Investor and the Company, Clene or a representative of the Company or Clene. The Investor did not become aware of this offering of the Shares and the Warrants, nor were the Shares and Warrants offered to the Investor, by any other means. The Investor acknowledges that the Shares (i) were not offered by any form of general solicitation or general advertising and (ii) are not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act, or any state securities laws. The Investor acknowledges that it is not relying upon, and has not relied upon, any statement, representation or warranty made by any person, firm or corporation (including, without limitation, the Company, Clene, any of their respective affiliates or any control persons, officers, directors, employees, partners, agents or representatives of any of the foregoing), other than the representations and warranties of the Company contained in Section 5 of this Subscription Agreement, in making its investment or decision to invest in the Company.

g. The Investor acknowledges that it is aware that there are substantial risks incident to the purchase and ownership of the Shares, including those set forth in the Company’s filings with the SEC. The Investor has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Shares, and the Investor has sought such accounting, legal and tax advice as the Investor has considered necessary to make an informed investment decision. The Investor is able to sustain a complete loss on its investment in the Shares, has no need for liquidity with respect to its investment in the Shares and has no reason to anticipate any change in circumstances, financial or otherwise, which may cause or require any sale or distribution of all or any part of the Shares.

h. Alone, or together with any professional advisor(s), the Investor has adequately analyzed and fully considered the risks of an investment in the Shares and determined that the Shares are a suitable investment for the Investor and that the Investor is able at this time and in the foreseeable future to bear the economic risk of a total loss of the Investor’s investment in the Company. The Investor acknowledges specifically that a possibility of total loss exists.

i. In making its decision to purchase the Shares, the Investor has relied solely upon independent investigation made by the Investor.

j. The Investor acknowledges and agrees that no federal or state agency has passed upon or endorsed the merits of the offering of the Shares or the Warrants or made any findings or determination as to the fairness of this investment.

k. The Investor, if not an individual, has been duly formed or incorporated and is validly existing and is in good standing under the laws of its jurisdiction of formation or incorporation, with power and authority to enter into, deliver and perform its obligations under this Subscription Agreement.

l. The execution, delivery and performance by the Investor of this Subscription Agreement are within the powers of the Investor, have been duly authorized and will not constitute or result in a breach or default under or conflict with any order, ruling or regulation of any court or other tribunal or of any governmental commission or agency, or any agreement or other undertaking, to which the Investor is a party or by which the Investor is bound, and, if the Investor is not an individual, will not violate any provisions of the Investor’s organizational documents, including, without limitation, its incorporation or formation papers, bylaws, indenture of trust or partnership or operating agreement, as may be applicable. The signature on this Subscription Agreement is genuine, and the signatory, if the Investor is an individual, has legal competence and capacity to execute the same or, if the Investor is not an individual, the signatory has been duly authorized to execute the same, and this Subscription Agreement constitutes a legal, valid and binding obligation of the Investor, enforceable against the Investor in accordance with its terms except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally, and (ii) principles of equity, whether considered at law or equity.

m. The Investor is not (i) a person or entity named on the List of Specially Designated Nationals and Blocked Persons administered by the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”) or in any Executive Order issued by the President of the United States and administered by OFAC (“OFAC List”), or a person or entity prohibited by any OFAC sanctions program, (ii) a Designated National as defined in the Cuban Assets Control Regulations, 31 C.F.R. Part 515, or (iii) a non-U.S. shell bank or providing banking services indirectly to a non-U.S. shell bank (each, a “Prohibited Investor”). The Investor agrees to provide law enforcement agencies, if requested thereby, such records as required by applicable law, provided that the Investor is permitted to do so under applicable law. If the Investor is a financial institution subject to the Bank Secrecy Act (31 U.S.C. Section 5311 et seq.) (the “BSA”), as amended by the USA PATRIOT Act of 2001 (the “PATRIOT Act”), and its implementing regulations (collectively, the “BSA/PATRIOT Act”), the Investor maintains policies and procedures reasonably designed to comply with applicable obligations under the BSA/PATRIOT Act. To the extent required, it maintains policies and procedures reasonably designed for the screening of its investors against the OFAC sanctions programs, including the OFAC List. To the extent required by applicable law, the Investor maintains policies and procedures reasonably designed to ensure that the funds held by the Investor and used to purchase the Shares were legally derived and were not obtained, directly or indirectly, from a Prohibited Investor.

n. In connection with the issue and purchase of the Shares, no person, firm or corporation has acted as the Investor’s financial advisor or fiduciary.

o. The Investor has or has commitments to have and, when required to deliver payment to the Company pursuant to Section 2 above, will have, sufficient funds to pay the Subscription Amount and consummate the purchase and sale of the Shares pursuant to this Subscription Agreement.

8. Registration Rights. In the event that the Shares are not registered in connection with the consummation of the Transaction, the Company agrees that, within forty-five (45) calendar days after the consummation of the Transaction, it will file with the SEC (at the Company’s sole cost and expense) a registration statement registering the resale of the Shares and the Shares underlying the Warrants (the “Registration Statement”), and it shall use its commercially reasonable efforts to have the Registration Statement declared effective as soon as practicable after the filing thereof. The Company agrees to cause such Registration Statement, or another shelf registration statement that includes the Shares to be sold pursuant to this Subscription Agreement, to remain effective until the earliest of (i) the second anniversary of the Closing, (ii) the date on which the Investor ceases to hold any Shares issued pursuant to this Subscription Agreement, or (iii) on the first date on which the Investor is able to sell all of its Shares issued pursuant to this Subscription Agreement (or shares received in exchange therefor) under Rule 144 of the Securities Act within 90 days without limitation as to the amount of such securities that it may be sold. The Investor agrees to disclose its ownership to the Company upon request to assist it in making the determination described above. The Company may amend the Registration Statement so as to convert the Registration Statement to a Registration Statement on Form S-3 after the Company becomes eligible to use such Form S-3. The Investor acknowledges and agrees that the Company may suspend the use of any such registration statement if it determines that in order for such registration statement not to contain a material misstatement or omission, an amendment thereto would be needed to include information that would at that time not otherwise be required in a current, quarterly, or annual report under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Company’s obligations to include the Shares and the Shares underlying the Warrants issued pursuant to this Subscription Agreement (or shares issued in exchange therefor) for resale in the Registration Statement are contingent upon the Investor furnishing in writing to the Company such information regarding the Investor, the securities of the Company held by the Investor and the intended method of disposition of such Shares, which shall be limited to non-underwritten public offerings, as shall be reasonably requested by the Company to effect the registration of such Shares, and shall execute such documents in connection with such registration as the Company may reasonably request that are customary of a selling stockholder in similar situations.

9. Termination. This Subscription Agreement shall terminate and be void and of no further force and effect, and all rights and obligations of the parties hereunder shall terminate without any further liability on the part of any party in respect thereof, upon the earlier to occur of (a) such date and time as the Transaction Agreement is terminated in accordance with its terms without being consummated, (b) the Company’s notification to the investor in writing that it has, with the prior written consent of Clene, terminated the Investor’s obligations with respect to the subscription without the delivery of the Shares having occurred, (c) 30 days after the Outside Closing Date (as defined in the Transaction Agreement), if the Closing has not occurred by such date or (d) if any of the conditions to Closing set forth in Section 3 of this Subscription Agreement are (i) not satisfied or waived prior to the Closing (and if the failure to so satisfy such condition is capable of being cured prior to the Closing, such failure shall not have been cured by the earlier of (x) thirty calendar days following receipt of written notice from the party claiming such condition has not been satisfied or (y) the Outside Date) or (ii) not capable of being satisfied on the Closing and, in each case of (i) and (ii), as a result thereof, the transactions contemplated by this Subscription Agreement will not be and are not consummated at the Closing (the termination events described in clauses (a)–(d) above, collectively, the “Termination Events”); provided that nothing herein will relieve any party from liability for any willful breach hereof prior to the time of termination, and each party will be entitled to any remedies at law or in equity to recover losses, liabilities or damages arising from any such willful breach. The Company shall notify the Investor of the termination of the Transaction Agreement promptly after the termination of such agreement. Upon the occurrence of any Termination Event, this Subscription Agreement shall be void and of no further effect and any monies paid by the Investor to the Company in connection herewith shall promptly (and in any event within one business day) following the Termination Event be returned to the Investor, which obligation to return such monies and remedies for losses, liabilities and damages arising from willful breach shall survive termination of this Subscription Agreement.

10. Trust Account Waiver. The Investor acknowledges that the Parent is a blank check company with the powers and privileges to effect a merger, asset acquisition, reorganization or similar business combination involving the Parent and one or more businesses or assets. The Investor further acknowledges that, as described in the Parent’s prospectus relating to its initial public offering dated August 1, 2018 (the “Prospectus”) available at www.sec.gov, substantially all of the Parent’s and the Company’s assets consist of the cash proceeds of the Parent’s initial public offering and private placement of its securities, and substantially all of those proceeds have been deposited in a trust account (the “Trust Account”) for the benefit of the Parent, its public shareholders and the underwriters of the Parent’s initial public offering. Except with respect to interest earned on the funds held in the Trust Account that may be released to the Parent to pay its tax obligations and to fund certain of its working capital requirements, the cash in the Trust Account may be disbursed only for the purposes set forth in the Prospectus. For and in consideration of the Company entering into this Subscription Agreement, the receipt and sufficiency of which are hereby acknowledged, the Investor hereby irrevocably waives any and all right, title and interest, or any claim of any kind it has or may have in the future, in or to any monies held in the Trust Account, and agrees not to seek recourse against the Trust Account as a result of, or arising out of, this Subscription Agreement.

11. Miscellaneous.

a. Neither this Subscription Agreement nor any rights that may accrue to the Investor hereunder (other than the Shares acquired hereunder, if any) may be transferred or assigned.

b. The Company may request from the Investor such additional information as the Company may deem necessary to register the resale of the Shares and evaluate the eligibility of the Investor to acquire the Shares, and the Investor shall provide such information as may reasonably be requested. The Investor acknowledges that the Company may file a copy of this Subscription Agreement with the SEC as an exhibit to a periodic report or a registration statement of the Company.

c. The Investor acknowledges that the Company, Clene, and others will rely on the acknowledgments, understandings, agreements, representations and warranties contained in this Subscription Agreement. Prior to the Closing, the Investor agrees to promptly notify the Company and Clene if any of the acknowledgments, understandings, agreements, representations and warranties set forth in Section 6 above are no longer accurate. The Investor acknowledges and agrees that each purchase by the Investor of Shares from the Company will constitute a reaffirmation of the acknowledgments, understandings, agreements, representations and warranties herein (as modified by any such notice) by the Investor as of the time of such purchase.

d. The Company and Clene are each entitled to rely upon this Subscription Agreement and each is irrevocably authorized to produce this Subscription Agreement or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby; provided, however, that the foregoing clause of this Section 10(d) shall not give Clene any rights other than those expressly set forth herein.

e. All of the agreements, representations and warranties made by each party hereto in this Subscription Agreement shall survive the Closing.

f. This Subscription Agreement may not be modified, waived or terminated (other than pursuant to the terms of Section 8 above) except by an instrument in writing, signed by each of the parties hereto, provided, however, that no modification or waiver by the Company of the provisions of this Subscription Agreement shall be effective without the prior written consent of Clene (other than modifications or waivers that are solely ministerial in nature or otherwise immaterial and do not affect any economic or any other material term of this Subscription Agreement). No failure or delay of either party in exercising any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such right or power, or any course of conduct, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the parties hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have hereunder.

g. This Subscription Agreement (including the schedule hereto) constitutes the entire agreement, and supersedes all other prior agreements, understandings, representations and warranties, both written and oral, among the parties, with respect to the subject matter hereof. Except as set forth in Section 8, Section 10(c), Section 10(d), Section 10(f), this Section 10(g), the last sentence of Section 10(k) and Section 11 with respect to the persons specifically referenced therein, this Subscription Agreement shall not confer any rights or remedies upon any person other than the parties hereto, and their respective successor and assigns, and the parties hereto acknowledge that such persons so referenced are third party beneficiaries of this Subscription Agreement for the purposes of, and to the extent of, the rights granted to them, if any, pursuant to the applicable provisions; provided, that, notwithstanding anything to the contrary contained in this Subscription Agreement, Clene is an intended third party beneficiary of each of the provisions of this Subscription Agreement.

h. Except as otherwise provided herein, this Subscription Agreement shall be binding upon, and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives, and permitted assigns, and the agreements, representations, warranties, covenants and acknowledgments contained herein shall be deemed to be made by, and be binding upon, such heirs, executors, administrators, successors, legal representatives and permitted assigns.

i. If any provision of this Subscription Agreement shall be adjudicated by a court of competent jurisdiction to be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this Subscription Agreement shall not in any way be affected or impaired thereby and shall continue in full force and effect.

j. This Subscription Agreement may be executed in one or more counterparts (including by facsimile or electronic mail or in .pdf) and by different parties in separate counterparts, with the same effect as if all parties hereto had signed the same document. All counterparts so executed and delivered shall be construed together and shall constitute one and the same agreement.

k. The parties hereto acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Subscription Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Subscription Agreement, without posting a bond or undertaking and without proof of damages, to enforce specifically the terms and provisions of this Subscription Agreement, this being in addition to any other remedy to which such party is entitled at law, in equity, in contract, in tort or otherwise. The parties hereto acknowledge and agree that Clene shall be entitled to specifically enforce the Investor’s obligations to fund the Subscription Amount and the provisions of the Subscription Agreement, in each case, on the terms and subject to the conditions set forth herein.

l. This Subscription Agreement shall be governed by and construed in accordance with the laws of the State of Delaware (regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof) as to all matters (including any action, suit, litigation, arbitration, mediation, claim, charge, complaint, inquiry, proceeding, hearing, audit, investigation or reviews by or before any governmental entity related hereto), including matters of validity, construction, effect, performance and remedies.

m. Each party hereto hereby and any person asserting rights as a third party beneficiary may do so only if he, she or it irrevocably agrees that any action, suit or proceeding between or among the parties hereto, whether arising in contract, tort or otherwise, arising in connection with any disagreement, dispute, controversy or claim arising out of or relating to this Subscription Agreement or any related document or any of the transactions contemplated hereby or thereby (“Legal Dispute”) shall be brought only to the exclusive jurisdiction of the courts of the State of Delaware or the federal courts located in the State of Delaware, and each party hereto hereby consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding that is brought in any such court has been brought in an inconvenient forum. During the period a Legal Dispute that is filed in accordance with this Section 10(m) is pending before a court, all actions, suits or proceedings with respect to such Legal Dispute or any other Legal Dispute, including any counterclaim, cross-claim or interpleader, shall be subject to the exclusive jurisdiction of such court. Each party hereto and any person asserting rights as a third party beneficiary may do so only if he, she or it hereby waives, and shall not assert as a defense in any Legal Dispute, that (a) such party is not personally subject to the jurisdiction of the above named courts for any reason, (b) such action, suit or proceeding may not be brought or is not maintainable in such court, (c) such party’s property is exempt or immune from execution, (d) such action, suit or proceeding is brought in an inconvenient forum, or (e) the venue of such action, suit or proceeding is improper. A final judgment in any action, suit or proceeding described in this Section 10(m) following the expiration of any period permitted for appeal and subject to any stay during appeal shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable Laws. EACH OF THE PARTIES HERETO AND ANY PERSON ASSERTING RIGHTS AS A THIRD PARTY BENEFICIARY MAY DO SO ONLY IF HE, SHE OR IT IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT TO TRIAL BY JURY ON ANY CLAIMS OR COUNTERCLAIMS ASSERTED IN ANY LEGAL DISPUTE RELATING TO THIS SUBSCRIPTION AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY AND FOR ANY COUNTERCLAIM RELATING THERETO. IF THE SUBJECT MATTER OF ANY SUCH LEGAL DISPUTE IS ONE IN WHICH THE WAIVER OF JURY TRIAL IS PROHIBITED, NO PARTY HERETO NOR ANY PERSON ASSERTING RIGHTS AS A THIRD PARTY BENEFICIARY SHALL ASSERT IN SUCH LEGAL DISPUTE A NONCOMPULSORY COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS SUBSCRIPTION AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. FURTHERMORE, NO PARTY HERETO NOR ANY PERSON ASSERTING RIGHTS AS A THIRD PARTY BENEFICIARY SHALL SEEK TO CONSOLIDATE ANY SUCH LEGAL DISPUTE WITH A SEPARATE ACTION OR OTHER LEGAL PROCEEDING IN WHICH A JURY TRIAL CANNOT BE WAIVED.

12. Non-Reliance and Exculpation. The Investor acknowledges that it is not relying upon, and has not relied upon, any statement, representation or warranty made by any person, firm or corporation, other than the statements, representations and warranties of the Company expressly contained in Section 5 of this Subscription Agreement, in making its investment or decision to invest in the Company. The Investor acknowledges and agrees that none of (i) any other investor pursuant to this Subscription Agreement or any other subscription agreement related to the private placement of the Shares (including the investor’s respective affiliates or any control persons, officers, directors, employees, partners, agents or representatives of any of the foregoing), or (ii) any other party to the Transaction Agreement or any Non-Party Affiliate, shall have any liability to the Investor, or to any other investor, pursuant to, arising out of or relating to this Subscription Agreement or any other subscription agreement related to the private placement of the Shares, the negotiation hereof or thereof or its subject matter, or the transactions contemplated hereby or thereby, including, without limitation, with respect to any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the purchase of the Shares or with respect to any claim (whether in tort, contract or otherwise) for breach of this Subscription Agreement or in respect of any written or oral representations made or alleged to be made in connection herewith, as expressly provided herein, or for any actual or alleged inaccuracies, misstatements or omissions with respect to any information or materials of any kind furnished by the Company, Clene, or any Non-Party Affiliate concerning the Company, Clene, any of their controlled affiliates, this Subscription Agreement or the transactions contemplated hereby. For purposes of this Subscription Agreement, “Non-Party Affiliates” means each former, current or future officer, director, employee, partner, member, manager, direct or indirect equityholder or affiliate of the Company, Clene, or any of the Company’s or Clene’s controlled affiliates or any family member of the foregoing.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the Investor has executed or caused this Subscription Agreement to be executed by its duly authorized representative as of the date set forth below.

Name of Investor:	State/Country of Formation or Domicile:

By: _____________________________________
Name: ___________________________________
Title: ___________________________________

Name in which Shares are to be registered (if different):	Date: ________, 2020

Investor’s EIN:

Business Address-Street:	Mailing Address-Street (if different):

City, State, Zip:	City, State, Zip:

Attn: ____________________________________	Attn: ____________________________________

Telephone No.:	Telephone No.:

Facsimile No.:	Facsimile No.:

Number of Shares subscribed for:

Aggregate Subscription Amount: $	Price Per Share: $[●]

You must pay the Subscription Amount by wire transfer of United States dollars in immediately available funds to the account specified by the Company in the Closing Notice. To the extent the offering is oversubscribed, the number of Shares received may be less than the number of Shares subscribed for.

IN WITNESS WHEREOF, the Company has accepted this Subscription Agreement as of the date set forth below.

CHELSEA WORLDWIDE INC.

By:
Name:
Title:

Date:              , 2020

Acknowledged and Agreed:

CLENE NANOMEDICINE, INC.

By:
Name:
Title:

Date:       , 2020

SCHEDULE A

ELIGIBILITY REPRESENTATIONS OF THE INVESTOR

A.	QUALIFIED INSTITUTIONAL BUYER STATUS

(Please check the applicable subparagraphs):

☐  We are a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act (a “QIB”)).

B.	INSTITUTIONAL ACCREDITED INVESTOR STATUS

(Please check the applicable subparagraphs):

1.	☐	We are an “accredited investor” (within the meaning of Rule 501(a) under the Securities Act or an entity in which all of the equity holders are accredited investors within the meaning of Rule 501(a) under the Securities Act), and have marked and initialed the appropriate box below indicating the provision under which we qualify as an “accredited investor.”

2.	☐	We are not a natural person.

Rule 501(a), in relevant part, states that an “accredited investor” shall mean any person who comes within any of the below listed categories, or who the issuer reasonably believes comes within any of the below listed categories, at the time of the sale of the securities to that person. The Investor has indicated, by marking and initialing the appropriate box below, the provision(s) below which apply to the Investor and under which the Investor accordingly qualifies as an “accredited investor.”

☐  Any bank, registered broker or dealer, insurance company, registered investment company, business development company, or small business investment company;

☐  Any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions for the benefit of its employees, if such plan has total assets in excess of $5,000,000;

☐  Any employee benefit plan, within the meaning of the Employee Retirement Income Security Act of 1974, if a bank, insurance company, or registered investment adviser makes the investment decisions, or if the plan has total assets in excess of $5,000,000;

☐  Any organization described in Section 501(c)(3) of the Internal Revenue Code, corporation, similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

☐  Any trust with assets in excess of $5,000,000, not formed to acquire the securities offered, whose purchase is directed by a sophisticated person; or

☐  Any entity in which all of the equity owners are accredited investors within the meaning of Rule 501(a).

This page should be completed by the Investor

and constitutes a part of the Subscription Agreement.

EXHIBIT A

WARRANT FORM

NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE (“WARRANTS”) NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE (“SHARES”) HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL (WHICH COUNSEL SHALL BE SELECTED BY THE HOLDER AND REASONABLY APPROVED BY THE COMPANY), IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144, RULE 144A OR REGULATION S (“REG S”) UNDER SAID ACT. IF ACQUIRED BY THE HOLDER PURSUANT TO REG S, THE WARRANTS MAY NOT BE EXERCISED WITHIN THE UNITED STATES, AND THE SHARES MAY NOT BE DELIVERED WITHIN THE UNITED STATES UPON EXERCISE, OTHER THAN IN OFFERINGS DEEMED “OFFSHORE TRANSACTION” PURSUANT REG S, UNLESS REGISTERED UNDER SAID ACT OR AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

SHARES PURCHASE WARRANT

Number of Shares:	Holder:

Exercise Price per Share:	Warrant No.

Issue Date:	Expiration Date:

FOR VALUE RECEIVED, CHELSEA WORLDWIDE INC, a Delaware corporation (the “Company”), hereby certifies that _____________________, or its designated assigns (the “Warrant Holder”), is entitled to purchase the securities set forth below.

This Warrant entitles the Warrant Holder to purchase from the Company _________________ shares of common stock, $0.0001 per share (“Shares”), of the Company (the “Warrant Shares”) at an exercise price of $0.01 per Share (the “Exercise Price”), at any time and from time to time from and after the Issue Date and through and including 5:00 p.m. New York time on the Expiration Date.

This Warrant is being issued pursuant to that certain Subscription Agreement, dated as of [●] by and between the Company and the Warrant Holder, (the “Subscription Agreement”). Capitalized terms used herein but not otherwise defined herein, shall have the meanings given to them in the Subscription Agreement.

This Warrant is subject to the following terms and conditions:

1. Investment Representation. The Warrant Holder by accepting this Warrant represents that the Warrant Holder is acquiring this Warrant for its own account or the account of an affiliate for investment purposes and not with the view to any offering or distribution and that the Warrant Holder will not sell or otherwise dispose of this Warrant or the underlying Warrant Shares in violation of applicable securities laws. The Warrant Holder acknowledges that the certificates representing any Warrant Shares will bear a legend indicating that they have not been registered under the United States Securities Act of 1933, as amended (the “1933 Act”) and may not be sold by the Warrant Holder except pursuant to an effective registration statement or pursuant to an exemption from registration requirements of the 1933 Act and in accordance with federal and state securities laws. If this Warrant was acquired by the Warrant Holder pursuant to the exemption from the registration requirements of the 1933 Act afforded by Regulation S thereunder, the Warrant Holder acknowledges and covenants that this Warrant may not be exercised within the United States, and that the Warrant Shares may not be delivered within the United States upon exercise, other than in offerings deemed to meet the definition of “offshore transaction” pursuant Regulation S, unless registered under the 1933 Act or an exemption from such registration is available.

2. Validity of Warrant and Issue of Shares. The Company represents and warrants that this Warrant has been duly authorized and validly issued and warrants and agrees that all of Warrant Shares that may be issued upon the due exercise of the rights represented by this Warrant will, when issued upon such exercise, be duly authorized, validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue thereof. The Company further warrants and agrees that during the period within which the rights represented by this Warrant may be exercised, the Company will at all times have authorized and reserved a sufficient number of Shares of the Company to provide for the exercise of the rights represented by this Warrant.

3. Registration of Warrants, Transfers and Exchange of Warrants On Records.

a. The Company shall register this Warrant upon records to be maintained by the Company (or its registrar of shares) for that purpose (the “Warrant Register”), in the name of the record Warrant Holder hereof from time to time. The Company may deem and treat the registered Warrant Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Warrant Holder, and for all other purposes, unless provided notice to the contrary in accordance herewith.

b. Subject to compliance with the legend set forth on the face of this Warrant, the Company shall register the transfer of this Warrant, or any portion of this Warrant, in the Warrant Register, upon delivery by the Warrant Holder to the Company, in accordance with Section 7 of (i) this Warrant, and (ii) a duly completed and executed written assignment. Upon any such registration or transfer, a new warrant to purchase Shares, in substantially the form of this Warrant (any such new warrant, a “New Warrant”), evidencing the portion of this Warrant so transferred shall be issued to the transferee and a New Warrant evidencing the remaining portion of this Warrant not so transferred, if any, shall be issued to the transferring Warrant Holder. The acceptance of the New Warrant by the transferee thereof shall be deemed the acceptance of such transferee of all of the rights and obligations of a Warrant Holder of a Warrant.

c. This Warrant is exchangeable, upon the surrender hereof by the Warrant Holder to the office of the Company specified in or pursuant to Section 7 for one or more New Warrants, evidencing in the aggregate the right to purchase the number of Warrant Shares which may then be purchased hereunder. Any such New Warrant will be dated the date of such exchange, and will have the same Expiration Date as the original Warrant for which the New Warrant was exchanged.

4. Exercise of Warrants.

a. Exercise of this Warrant shall be made upon delivery to the Company at the address and the manner set forth in Section 7, of (i) this Warrant; (ii) a duly completed and executed election notice, in the form attached hereto (the “Election Notice”) and (iii) payment of the Exercise Price. Payment of the Exercise Price may be made at the option of the Warrant Holder either (a) in cash, wire transfer or by certified or official bank check payable to the order of the Company equal to Exercise Price per Share in effect at the time of exercise multiplied by the number of Warrant Shares specified in the Election Notice, or (b) if a registration statement registering the Warrant Shares is not effective at the time of exercise then the Warrant may be exercised through a cashless exercise provided in Section 4(b) below. The Company shall promptly (but in no event later than five (5) business days after the Date of Exercise (as defined herein)) issue and deliver to the Warrant Holder in such name or names as the Warrant Holder may designate in the Election Notice, evidence that the Warrant Shares have been issued upon such exercise, with such restrictive legend as required by the 1933 Act, as applicable. Any person so designated by the Warrant Holder to receive Warrant Shares shall be deemed to have become holder of record of such Warrant Shares as of the Date of Exercise of this Warrant. All Warrant Shares delivered to the Warrant Holder the Company covenants, shall upon due exercise of this Warrant, be duly authorized, validly issued, fully paid and non-assessable.

b. If the closing price per Share of the Company (as quoted by NASDAQ or other principal trading market, if applicable) reported on the day immediately preceding the Date of Exercise (the “Fair Market Value”) of one Shares of the Company is greater than the Exercise Price of one Warrant Share (at the date of calculation as set forth below), in lieu of exercising this Warrant for cash, if a registration statement registering the Warrant Shares is not effective at the time of exercise then the Warrant may be exercised by the Warrant Holder electing to receive that number of Warrant Shares computed using the following formula:

X = Y (A-B)

   A

where

X=	the number of Shares of Company to be issued to the Warrant Holder

Y=	the number of Warrant Shares purchasable under this Warrant or, if only a portion of this Warrant is being exercised, the portion of this Warrant being exercised (at the date of such calculation)

A=	Fair Market Value

B=	Exercise Price (as adjusted to the date of such calculation)

c. A “Date of Exercise” means the date on which the Company shall have received (i) this Warrant (or any New Warrant, as applicable), (ii) the Election Notice (or attached to such New Warrant) appropriately completed and duly signed, and (iii) payment of the Exercise Price for the number of Warrant Shares so indicated by the Warrant Holder to be purchased.

d. This Warrant shall be exercisable at any time and from time to time for such number of Warrant Shares as is indicated in the attached Form of Election to Purchase. If less than all of the Warrant Shares which may be purchased under this Warrant are exercised at any time, the Company shall issue or cause to be issued, at its expense, a New Warrant evidencing the right to purchase the remaining number of Warrant Shares for which no exercise has been evidenced by this Warrant.

e. Notwithstanding any other provision of this Warrant, the Warrant Holder may not exercise this Warrant (i) prior to 180 days from the grant date, or (ii) if such exercise would cause Warrant Holder’s beneficial ownership (as defined by Section 13(d) of the Securities Exchange Act of 1934, as amended) of the Common Stock (including Shares representing the Common Stock) of the Company to exceed 9.9% of its total issued and outstanding Common Stock or voting shares.

5. Adjustment of Exercise Price and Number of Shares. The character of the Shares of the Company issuable upon exercise of this Warrant and the Exercise Price therefor, are subject to adjustment upon the occurrence of the following events:

a. Adjustment for Reorganization, Consolidation, Merger, Etc. In case of any consolidation or merger of the Company with or into any other corporation, entity or person, or any other corporate reorganization, in which the Company shall not be the continuing or surviving entity of such consolidation, merger or reorganization (any such transaction being hereinafter referred to as a “Reorganization”), then, in each case, the Warrant Holder, on exercise hereof at any time after the consummation or effective date of such Reorganization (the “Effective Date”), shall receive, in lieu of the shares of stock or other securities otherwise issuable upon the exercise of the Warrant prior to the such Reorganization, the stock and other securities and property (including cash) to which such Warrant Holder would have been entitled to had such holder exercised this Warrant immediately prior the Effective Date (the “Reorganization Consideration”) (all subject to further adjustment as provided in this Warrant). The Company shall ensure that the surviving entity in any Reorganization specifically assumes the Company’s obligations under this Warrant, though the Company may arrange for the retirement of this Warrant at the Effective Date subject to payment of the Reorganization Consideration.

b. Adjustments for Stock Dividends; Combinations, Etc. In case the Company shall do any of the following (an “Event”):

i.	declare a dividend or other distribution on its common stock payable in common stock of the Company,

ii.	subdivide the outstanding common stock pursuant to a stock split or otherwise, or

iii.	reclassify its common stock,

then the number of Shares or other securities at the time issuable upon exercise of this Warrant shall be appropriately adjusted to reflect any such Event.

c. Certificate as to Adjustments. In case of any adjustment or readjustment in the price or kind of securities issuable on the exercise of this Warrant, the Company will promptly give written notice thereof to the holder of this Warrant in the form of a certificate, certified and confirmed by the the Company’s Corporate Secretary as being an action of Board of Directors of the Company, setting forth such adjustment or readjustment and showing in reasonable detail the facts upon which such adjustment or readjustment is based.

6. Fractional Shares. The Company shall not be required to issue or cause to be issued fractional Warrant Shares on the exercise of this Warrant. The number of full Warrant Shares that shall be issuable upon the exercise of this Warrant shall be computed on the basis of the aggregate number of Warrant Shares purchasable on exercise of this Warrant so presented. If any fraction of a Warrant Share would, except for the provisions of this Section 6, be issuable on the exercise of this Warrant, the Company will round the number of Warrant Shares issuable down to a whole number.

7. Notice. All notices and other communications hereunder shall be in writing and shall be deemed to have been given (i) on the date they are (a) delivered if delivered in person or (b) sent, if sent by email; (ii) on the date initially received if delivered by facsimile transmission followed by registered or certified mail confirmation; (iii) on the date delivered by an overnight courier service; or (iv) on the third business day after it is mailed by registered or certified mail, return receipt requested with postage and other fees prepaid as follows:

If to the Company:

Clene Nanomedicine, Inc.

6550 South Millrock Drive, Suite G50

Salt Lake City, Utah 84121

with a copy to:

Kirkland & Ellis
26F, Gloucester Tower, The Landmark
15 Queens Road Central, Hong Kong
Attn: Ben James, Esq.

If to the Warrant Holder:

[●]

8. Miscellaneous.

a. This Warrant is being granted pursuant to the Subscription Agreement and any defined term therein shall be incorporated herein. To the extent that there is a conflict between any condition, term or provision of this Warrant and the Subscription Agreement, the conditions, terms, and provisions set forth herein shall specifically supersede the conflicting conditions, provisions and/or terms in the Subscription Agreement.

b. This Warrant shall be binding on and inure to the benefit of the parties hereto and their respective successors and permitted assigns. This Warrant may be amended only in writing and signed by the Company and the Warrant Holder. Warrant Holder may assign this Warrant without consent from the Company but in accordance with the restrictions herein.

c. Nothing in this Warrant shall be construed to give to any person or corporation other than the Company and the Warrant Holder any legal or equitable right, remedy or cause of action under this Warrant; this Warrant shall be for the sole and exclusive benefit of the Company and the Warrant Holder.

d. This Warrant shall be governed by and construed in accordance with the laws of the State of Delaware (regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof) as to all matters (including any action, suit, litigation, arbitration, mediation, claim, charge, complaint, inquiry, proceeding, hearing, audit, investigation or reviews by or before any governmental entity related hereto), including matters of validity, construction, effect, performance and remedies.

e. The headings herein are for convenience only, do not constitute a part of this Warrant and shall not be deemed to limit or affect any of the provisions hereof.

f. In case any one or more of the provisions of this Warrant shall be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Warrant shall not in any way be affected or impaired thereby and the parties will attempt in good faith to agree upon a valid and enforceable provision which shall be a commercially reasonably substitute therefore, and upon so agreeing, shall incorporate such substitute provision in this Warrant.

g. The Warrant Holder shall not, by virtue hereof, be entitled to any voting or other rights of a shareholder of the Company, either at law or equity, and the rights of the Warrant Holder are limited to those expressed in this Warrant.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed by the authorized officer as of the date first above stated.

Chelsea Worldwide Inc.

By:
Name:
Title:

FORM OF ELECTION TO PURCHASE

(To be executed by the Warrant Holder to exercise the right to purchase Shares of the Company under the foregoing Warrant)

To: Chelsea Worldwide Inc.

The undersigned, pursuant to the provisions set forth in the attached Warrant, hereby irrevocably elects to purchase (check applicable box):

☐	________ Shares of the Company covered by such Warrant; or

☐	the maximum number of Shares of the Company covered by such Warrant pursuant to the cashless exercise procedure set forth therein.

The undersigned herewith makes payment of the full purchase price for such Shares at the price per Share provided for in such Warrant, which is $___________. Such payment takes the form of (check applicable box or boxes):

☐	$__________ in lawful money of the United States; and/or

☐	the cancellation of such portion of the attached Warrant as is exercisable for a total of _______ Shares of the Company (using a Fair Market Value of $_______ per Share for purposes of this calculation); and/or

☐	the cancellation of such number of Shares of the Company as is necessary, in accordance with the formula set forth in Section 4 of the Warrant, to exercise this Warrant with respect to the maximum number of Shares of the Company purchasable pursuant to the cashless exercise procedure set forth in Section 4.

After application of the cashless exercise feature as described above, _____________ Shares of the Company are required to be delivered pursuant to the instructions below.

The undersigned represents and warrants that all offers and sales by the undersigned of the securities issuable upon exercise of the within Warrant shall be made pursuant to registration of the Common Stock under the Securities Act of 1933, as amended (the “Securities Act”), or pursuant to an exemption from registration under the Securities Act.

Name of Warrant Holder:

(Print)

(By:)

(Name:)

(Title:)

Signatures must conform in all respects to the name of the Warrant Holder on the face of the Warrant.